Exhibit 99.1

    NEWS

FOR IMMEDIATE RELEASE

KEYCORP REPORTS FOURTH QUARTER 2013

NET INCOME OF $229 MILLION, OR $.26 PER COMMON SHARE AND

FULL YEAR NET INCOME OF $847 MILLION, OR $.93 PER COMMON SHARE

Average loans up 5% for the full year, driven by a

12% increase in commercial, financial and agricultural

Credit quality remains strong, with net loan charge-offs to average loans of .27%

Disciplined capital management, returning 76% of net income to shareholders in 2013

CLEVELAND, January 23, 2014 – KeyCorp (NYSE: KEY) today announced fourth quarter net income from continuing operations attributable to Key common shareholders of $229 million, or $.26 per common share, compared to $229 million, or $.25 per common share for the third quarter of 2013, and $190 million, or $.20 per common share for the fourth quarter of 2012. During the fourth quarter of 2013, Key incurred $24 million, or $.02 per common share of costs related to both its previously announced efficiency initiative and a pension settlement charge.

For the twelve months ended December 31, 2013, net income from continuing operations attributable to Key common shareholders was $847 million, or $.93 per common share, compared to $813 million, or $.86 per common share for the same period one year ago. During 2013, Key incurred $117 million, or $.08 per common share of costs related to both its efficiency initiative and pension settlement charge.

“2013 was a significant year for Key,” said Chairman and Chief Executive Officer Beth Mooney. “We executed our strategy, acquired relationships, successfully invested in our businesses and returned peer-leading capital to shareholders.”

“Reflecting the success of our distinctive business model, average loans were up 5% in 2013 compared to the prior year, driven by a 12% increase in commercial, financial and agricultural loans, and our credit quality improved to levels not seen since 2007,” Mooney added. “Both commercial and consumer loans grew relative to the full year and fourth quarter of 2012. Fee income benefitted from the investments we have made in several of our businesses. Cards and payments income was up 20% from 2012, and mortgage servicing fees more than doubled. We also had a record year for investment banking and debt placement fees, with five consecutive years of growth. We achieved the goal we set in June 2012, by implementing annualized cost savings of $241 million. With increased cost discipline embedded in our culture, we are poised to drive further improvements in efficiency and productivity.”

“We have also maintained our disciplined approach to capital management by investing in our businesses and returning 76% of our net income to our shareholders through dividends and common share repurchases in 2013. At year end our capital remained in the top tier of our peer group, positioning us well for the future,” continued Mooney.

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

FOURTH QUARTER 2013 FINANCIAL RESULTS, from continuing operations

Compared with Fourth Quarter of 2012

•	Average loans up 3.4% (5% excluding impact of exit portfolios), driven by growth in commercial, financial and agricultural loans; period ending loans up 3.1%

•	Average deposits up 7.5% due to commercial mortgage servicing acquisition and growth in commercial and consumer deposits

•	Net interest income (taxable-equivalent) down $18 million, primarily due to yield pressure on new loans and reinvestment yields on securities

•	Noninterest income up $14 million, reflecting higher principal investing gains and benefits from investments in payments and commercial mortgage servicing

•	Noninterest expense down $22 million, reflecting successful execution of efficiency initiative

•	Asset quality improved, with net loan charge-offs to average loans declining from .44% to .27%

•	Disciplined capital management, with total shareholder payout of 76% of net income attributable to Key common shareholders in 2013, including the repurchase of $474 million of common shares for the year

Compared with Third Quarter of 2013

•	Average loans up .6%, driven by growth in commercial, financial and agricultural loans; period ending loans up 1.6%

•	Average deposits up 3.7% due to growth in commercial mortgage escrow deposits and continued client inflows

•	Net interest income (taxable-equivalent) up $5 million, with growth in average earning assets and lower net interest margin

•	Noninterest income down $6 million, including decline of $19 million in gains related to leveraged lease terminations

•	Noninterest expense down $4 million, which included higher efficiency-related charges, a lower pension settlement adjustment and higher expenses from incentives and business services and professional fees

•	Asset quality remains strong and stable with net loan charge-offs to average loans of .27%

•	Disciplined capital management, repurchasing $99 million of common shares during the fourth quarter of 2013 and maintaining top tier capital position with Tier 1 common equity of 11.23%

Selected Financial Highlights

dollars in millions, except per share data				Change 4Q13 vs.
	4Q13	3Q13	4Q12	3Q13	4Q12
Income (loss) from continuing operations attributable to Key common shareholders	$229	$229	$190	—	20.5%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.26	.25	.20	4.0%	30.0
Return on average total assets from continuing operations	1.08%	1.12%	.96%	N/A	N/A
Tier 1 common equity (a)	11.23	11.17	11.36	N/A	N/A
Book value at period end	$11.25	$11.05	$10.78	1.8%	4.4%
Net interest margin (TE) from continuing operations	3.01%	3.11%	3.37%	N/A	N/A

(a)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 4Q13 vs.
	4Q13	3Q13	4Q12	3Q13	4Q12
Net interest income (TE)	$589	$584	$607	.9%	(3.0)%
Noninterest income	453	459	439	(1.3)	3.2

Total revenue	$1,042	$1,043	$1,046	(.1)%	(.4)%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $589 million for the fourth quarter of 2013, and the net interest margin was 3.01%. These results compare to taxable-equivalent net interest income of $607 million and a net interest margin of 3.37% for the fourth quarter of 2012. The decrease in net interest income and net interest margin is attributable to the impact of lower interest rates on asset yields combined with a significant increase in liquidity levels resulting from strong deposit inflows. The decreases were partially offset by the maturity of higher-rate certificates of deposit and a more favorable mix of lower-cost deposits.

Compared to the third quarter of 2013, taxable-equivalent net interest income increased by $5 million, and the net interest margin declined by 10 basis points. The increase in net interest income was primarily due to $5 million less of amortized lease origination costs recognized in the fourth quarter of 2013 compared to the third quarter of 2013 in connection with the early termination of leveraged leases. The decrease in the net interest margin was largely attributable to higher levels of liquidity, which were deployed in lower-yielding short-term investments.

Noninterest Income

dollars in millions				Change 4Q13 vs.
	4Q13	3Q13	4Q12	3Q13	4Q12
Trust and investment services income	$98	$100	$95	(2.0)%	3.2%
Investment banking and debt placement fees	84	86	110	(2.3)	(23.6)
Service charges on deposit accounts	68	73	75	(6.8)	(9.3)
Operating lease income and other leasing gains	23	43	19	(46.5)	21.1
Corporate services income	40	44	41	(9.1)	(2.4)
Cards and payments income	40	43	38	(7.0)	5.3
Corporate-owned life insurance income	33	26	36	26.9	(8.3)
Consumer mortgage income	3	3	11	—	(72.7)
Mortgage servicing fees	22	15	7	46.7	214.3
Net gains (losses) from principal investing	20	17	2	17.6	900.0
Other income	22	9	5	144.4	340.0

Total noninterest income	$453	$459	$439	(1.3)%	3.2%

Key’s noninterest income was $453 million for the fourth quarter of 2013, compared to $439 million for the year-ago quarter. The fourth quarter reflects the benefits from Key’s recent investments in payments and commercial mortgage servicing, with cards and payments income up $2 million and mortgage servicing fees up $15 million. In addition, net gains from principal investing increased $18 million. These increases were partially offset by decreases in investment banking and debt placement fees of $26 million and consumer mortgage income of $8 million.

Compared to the third quarter of 2013, noninterest income decreased by $6 million. Operating lease income and other leasing gains decreased $20 million primarily due to a $19 million decrease in gains on the early termination of leveraged leases. This decrease was partially offset by increases in other income of $13 million and mortgage servicing fees of $7 million primarily due to higher special servicing fees.

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Noninterest Expense

dollars in millions				Change 4Q13 vs.
	4Q13	3Q13	4Q12	3Q13	4Q12
Personnel expense	$398	$414	$422	(3.9)%	(5.7)%
Nonpersonnel expense	314	302	312	4.0	.6

Total noninterest expense	$712	$716	$734	(.6)%	(3.0)%

Key’s noninterest expense was $712 million for the fourth quarter of 2013, compared to $734 million for the same period last year. Excluding the $22 million in expenses related to Key’s efficiency initiative and the pension settlement charge of $2 million in the fourth quarter of 2013 and the $16 million in efficiency initiative expenses one year ago, noninterest expense was down $30 million from the prior year. Personnel expense decreased $24 million, due to the realization of expense efficiencies. Nonpersonnel expense increased $2 million. The provision (credit) for losses on lending-related commitments increased $11 million, offset by a $12 million decrease in business services and professional fees.

Compared to the third quarter of 2013, noninterest expense decreased by $4 million. The reduction in expenses reflected $17 million in lower expenses related to Key’s efficiency initiative and pension settlement charges. This reduction was partially offset by increases in incentive compensation of $6 million and business services and professional fees of $5 million.

BALANCE SHEET HIGHLIGHTS

As of December 31, 2013, Key had total assets of $92.9 billion compared to $90.7 billion at September 30, 2013, and $89.2 billion at December 31, 2012.

Average Loans

dollars in millions				Change 12-31-13 vs.
	12-31-13	9-30-13	12-31-12	9-30-13	12-31-12
Commercial, financial and agricultural (a)	$24,218	$23,864	$22,436	1.5%	7.9%
Other commercial loans	13,266	13,281	13,494	(.1)	(1.7)
Total home equity loans	10,653	10,611	10,218	.4	4.3
Other consumer loans	5,471	5,515	5,711	(.8)	(4.2)

Total loans	$53,608	$53,271	$51,859	.6%	3.4%

(a)	Commercial, financial and agricultural average balance for the three months ended December 31, 2013, September 30, 2013, and December 31, 2012, includes $97 million, $96 million, and $90 million, respectively, of assets from commercial credit cards.

Average loans were $53.6 billion for the fourth quarter of 2013, an increase of $1.7 billion compared to the fourth quarter of 2012. Total commercial loans increased $1.6 billion, mostly due to commercial, financial and agricultural loan growth across Key’s business lending segments, which was modestly offset by leveraged lease terminations occurring in 2013. Consumer loans grew modestly, as growth in Key’s home equity portfolio was partially offset by exit portfolio run-off.

Compared to the third quarter of 2013, average loans increased by $337 million. The loan growth occurred primarily in commercial lending within our commercial, financial and agricultural and commercial mortgage portfolios. Much of the growth occurred toward the latter part of the fourth quarter, resulting in a larger increase in period end loans than average loans. Consumer loans remained relatively unchanged for the fourth quarter.

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Average Deposits

dollars in millions				Change 12-31-13 vs.
	12-31-13	9-30-13	12-31-12	9-30-13	12-31-12
Non-time deposits (a)	$61,394	$58,620	$55,355	4.7%	10.9%
Certificates of deposits ($100,000 or more)	2,649	2,785	2,992	(4.9)	(11.5)
Other time deposits	3,736	3,957	4,714	(5.6)	(20.7)

Total deposits	$67,779	$65,362	$63,061	3.7%	7.5%

Cost of total deposits (a)	.20%	.22%	.31%	N/A	N/A

(a)	Excludes deposits in foreign office.

N/A = Not Applicable

Average deposits, excluding deposits in foreign office, totaled $67.8 billion for the fourth quarter of 2013, an increase of $4.7 billion compared to the year-ago quarter. The growth was driven by corporate clients and the addition of escrow demand deposits from the commercial mortgage servicing acquisition completed earlier in 2013. Demand deposits were up $3.2 billion, and interest-bearing non-time deposits were up $2.9 billion. This deposit growth was partially offset by $1.3 billion of run-off of certificates of deposit and other time deposits.

Compared to the third quarter of 2013, average deposits, excluding deposits in foreign office, increased by $2.4 billion. Demand deposits increased by $1.7 billion mostly due to average escrow deposits and interest-bearing non-time deposits growth of $1.1 billion associated with deposits from business and public sector clients. This growth was partially offset by run-off in certificates of deposit.

ASSET QUALITY

dollars in millions				Change 4Q13 vs.
	4Q13	3Q13	4Q12	3Q13	4Q12
Net loan charge-offs	$37	$37	$58	—	(36.2)%
Net loan charge-offs to average total loans	.27%	.28%	.44%	N/A	N/A
Nonperforming loans at period end (a)	$508	$541	$674	(6.1)%	(24.6)
Nonperforming assets at period end	531	579	735	(8.3)	(27.8)
Allowance for loan and lease losses	848	868	888	(2.3)	(4.5)
Allowance for loan and lease losses to nonperforming loans	166.9%	160.4%	131.8%	N/A	N/A
Provision (credit) for loan and lease losses	$19	$28	$57	(32.1)%	(66.7)%

(a)	December 31, 2013, September 30, 2013, and December 31, 2012 amounts exclude $16 million, $18 million, and $23 million, respectively, of purchased credit impaired loans acquired in July 2012.

N/A = Not Applicable

Key’s provision for loan and lease losses was $19 million for the fourth quarter of 2013, compared to $28 million for the third quarter of 2013 and $57 million for the year-ago quarter. Key’s allowance for loan and lease losses was $848 million, or 1.56% of total period-end loans at December 31, 2013, compared to 1.62% at September 30, 2013, and 1.68% at December 31, 2012.

Net loan charge-offs for the fourth quarter of 2013 totaled $37 million, or .27% of average total loans. These results compare to $37 million, or .28% for the third quarter of 2013, and $58 million, or .44% for the same period last year.

At December 31, 2013, Key’s nonperforming loans totaled $508 million and represented .93% of period-end portfolio loans, compared to 1.01% at September 30, 2013, and 1.28% at December 31, 2012. Nonperforming assets at December 31, 2013 totaled $531 million and represented .97% of period-end portfolio loans and OREO and other nonperforming assets, compared to 1.08% at September 30, 2013, and 1.39% at December 31, 2012.

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2013.

Capital Ratios

	12-31-13	9-30-13	12-31-12
Tier 1 common equity (a), (b)	11.23%	11.17%	11.36%
Tier 1 risk-based capital (a)	11.97	11.92	12.15
Total risk based capital (a)	14.34	14.37	15.13
Tangible common equity to tangible assets (b)	9.80	9.93	10.15
Leverage (a)	11.09	11.33	11.41

(a)	12-31-13 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

As shown in the preceding table, at December 31, 2013, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios stood at 11.23% and 11.97%, respectively. In addition, the tangible common equity ratio was 9.80% at December 31, 2013.

In July 2013, the Federal banking regulators approved the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). While the Regulatory Capital Rules are effective January 1, 2014, the mandatory compliance date for Key as a “standardized approach” banking organization begins on January 1, 2015, and is subject to transitional provisions extending to January 1, 2019. Key’s estimated Tier 1 common equity as calculated under the Regulatory Capital Rules was 10.63% at December 31, 2013. This exceeds the fully phased-in required minimum Tier 1 common equity (including capital conservation buffer) of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 4Q13 vs.
	4Q13	3Q13	4Q12	3Q13	4Q12
Shares outstanding at beginning of period	897,821	912,883	936,195	(1.6)%	(4.1)%
Common shares repurchased	(7,659)	(16,364)	(10,530)	(53.2)	(27.3)
Shares reissued (returned) under employee benefit plans	562	1,302	104	(56.8)	440.4

Shares outstanding at end of period	890,724	897,821	925,769	(.8)%	(3.8)%

Key completed $474 million of common share repurchases during calendar year 2013, including $99 million of repurchases in the fourth quarter of 2013. Common share repurchases under Key’s 2013 CCAR capital plan are expected to be executed through the first quarter of 2014.

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 4Q13 vs.
	4Q13	3Q13	4Q12	3Q13	4Q12
Revenue from continuing operations (TE)
Key Community Bank	$534	$551	$580	(3.1)%	(7.9)%
Key Corporate Bank	407	377	402	8.0	1.2
Other Segments	103	114	69	(9.6)	49.3

Total segments	1,044	1,042	1,051	.2	(.7)
Reconciling Items	(2)	1	(5)	N/M	N/M

Total	$1,042	$1,043	$1,046	(.1)%	(.4)%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$28	$54	$33	(48.1)%	(15.2)%
Key Corporate Bank	127	96	115	32.3	10.4
Other Segments	84	92	53	(8.7)	58.5

Total segments	239	242	201	(1.2)%	18.9
Reconciling Items	(4)	(7)	(5)	N/M	N/M

Total	$235	$235	$196	—	19.9%

TE = Taxable equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 4Q13 vs.
	4Q13	3Q13	4Q12	3Q13	4Q12
Summary of operations
Net interest income (TE)	$350	$357	$383	(2.0)%	(8.6)%
Noninterest income	184	194	197	(5.2)	(6.6)

Total revenue (TE)	534	551	580	(3.1)	(7.9)
Provision (credit) for loan and lease losses	33	24	26	37.5	26.9
Noninterest expense	456	441	502	3.4	(9.2)

Income (loss) before income taxes (TE)	45	86	52	(47.7)	(13.5)
Allocated income taxes (benefit) and TE adjustments	17	32	19	(46.9)	(10.5)

Net income (loss) attributable to Key	$28	$54	$33	(48.1)%	(15.2)%

Average balances
Loans and leases	$29,596	$29,495	$28,629	.3%	3.4%
Total assets	31,784	31,679	31,224	.3	1.8
Deposits	50,409	49,652	49,839	1.5	1.1
Assets under management at period end	$26,664	$25,574	$23,638	4.3%	12.8%

TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Additional Key Community Bank Data

dollars in millions				Change 4Q13 vs.
	4Q13	3Q13	4Q12	3Q13	4Q12
Noninterest income
Trust and investment services income	$67	$68	$66	(1.5)%	1.5%
Service charges on deposit accounts	58	61	61	(4.9)	(4.9)
Cards and payments income	37	36	34	2.8	8.8
Other noninterest income	22	29	36	(24.1)	(38.9)

Total noninterest income	$184	$194	$197	(5.2)%	(6.6)%

Average deposit balances
NOW and money market deposit accounts	$27,438	$26,564	$25,697	3.3%	6.8%
Savings deposits	2,472	2,510	2,399	(1.5)	3.0
Certificates of deposit ($100,000 or more)	2,124	2,264	2,619	(6.2)	(18.9)
Other time deposits	3,731	3,949	4,702	(5.5)	(20.7)
Deposits in foreign office	285	278	287	2.5	(.7)
Noninterest-bearing deposits	14,359	14,087	14,135	1.9	1.6

Total deposits	$50,409	$49,652	$49,839	1.5%	1.1%

Home equity loans
Average balance	$10,310	$10,247	$9,807
Weighted-average loan-to-value ratio (at date of origination)	71%	71%	70%
Percent first lien positions	58	58	55
Other data
Branches	1,028	1,044	1,088
Automated teller machines	1,335	1,350	1,611

Key Community Bank Summary of Operations

•	Successfully completed integrations of credit card and Western New York branches

•	Loan growth of $967 million, or 3.4% from prior year

•	Core deposits up $2.0 billion, or 4.8% from the prior year

Key Community Bank recorded net income attributable to Key of $28 million for the fourth quarter of 2013, compared to net income attributable to Key of $33 million for the year-ago quarter.

Taxable-equivalent net interest income decreased by $33 million, or 8.6% from the fourth quarter of 2012 due to declines in the deposit spread in the current period as a result of the continued low-rate environment. Average loans and leases grew 3.4% while average deposits increased 1.1% from one year ago.

Noninterest income declined by $13 million, or 6.6% from the year-ago quarter. Consumer mortgage income decreased $8 million, service charges on deposit accounts declined $3 million, and other income declined by $4 million. These decreases were partially offset by increases in cards and payments income of $3 million.

The provision for loan and lease losses increased by $7 million, or 26.9% from the fourth quarter of 2012. Net loan charge-offs increased $20 million from the same period one year ago.

Noninterest expense declined by $46 million, or 9.2% from the year-ago quarter as a result of Key’s efficiency initiative. Personnel expense decreased $15 million primarily due to declines in salaries and employee benefits. Nonpersonnel expense declined $31 million primarily due to declines in business services and professional fees, computer processing, and other support costs.

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Key Corporate Bank

dollars in millions				Change 4Q13 vs.
	4Q13	3Q13	4Q12	3Q13	4Q12
Summary of operations
Net interest income (TE)	$192	$188	$195	2.1%	(1.5)%
Noninterest income	215	189	207	13.8	3.9

Total revenue (TE)	407	377	402	8.0	1.2
Provision (credit) for loan and lease losses	(13)	13	11	N/M	N/M
Noninterest expense	225	217	207	3.7	8.7

Income (loss) before income taxes (TE)	195	147	184	32.7	6.0
Allocated income taxes and TE adjustments	68	51	69	33.3	(1.4)

Net income (loss) attributable to Key	$127	$96	$115	32.3%	10.4%

Average balances
Loans and leases	$21,013	$20,586	$19,481	2.1%	7.9%
Loans held for sale	668	422	538	58.3	24.2
Total assets	25,114	24,487	23,450	2.6	7.1
Deposits	17,372	16,125	13,681	7.7	27.0
Assets under management at period end	$10,241	$10,536	$11,106	(2.8)%	(7.8)%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 4Q13 vs.
	4Q13	3Q13	4Q12	3Q13	4Q12
Noninterest income
Trust and investment services income	$32	$31	$30	3.2%	6.7%
Investment banking and debt placement fees	84	85	109	(1.2)	(22.9)
Operating lease income and other leasing gains	19	14	18	35.7	5.6
Corporate services income	30	34	31	(11.8)	(3.2)
Service charges on deposit accounts	11	11	14	—	(21.4)
Cards and payments income	3	6	4	(50.0)	(25.0)

Payments and services income	44	51	49	(13.7)	(10.2)
Mortgage servicing fees	21	16	7	31.3	200.0
Other noninterest income	15	(8)	(6)	N/M	N/M

Total noninterest income	$215	$189	$207	13.8%	3.9%

N/M = Not Meaningful

Key Corporate Bank Summary of Operations

•	Average loan balances up 7.9% from the prior year

•	Average deposits up 27% from the prior year

•	Total revenue increased 1.2% from prior year

•	Investment banking and debt placement fees declined 22.9% from the prior year, but increased 3.1% for the full year

Key Corporate Bank recorded net income attributable to Key of $127 million for the fourth quarter of 2013, compared to $115 million for the same period one year ago.

Taxable-equivalent net interest income decreased by $3 million, or 1.5% compared to the fourth quarter of 2012. Average earning assets increased $1.9 billion, or 9% from the year-ago quarter, driving an $8 million increase in earning asset spread. Average deposit balances increased $3.7 billion, or 27% from the year-ago quarter, driven by the commercial mortgage servicing acquisition and increases in other business flows. However, these increases in balances were offset by declines in the deposit spread as a result of the continued low-rate environment.

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Noninterest income increased by $8 million, or 3.9% from the fourth quarter of 2012. Mortgage servicing fees increased $14 million due to higher levels of core servicing fees, special servicing fees, and the impact of the previously announced acquisition of a commercial mortgage servicing portfolio. Other noninterest income increased $21 million mostly driven by gains related to the disposition of certain investments held by the Real Estate Capital line of business. Offsetting these increases was a $25 million decrease in investment banking and debt placement fees from the fourth quarter of 2012 as a result of a business mix shift in Key’s real estate business.

The provision for loan and lease losses decreased $24 million compared to the fourth quarter of 2012 due to improved credit quality within the portfolio.

Noninterest expense increased by $18 million, or 8.7% from the fourth quarter of 2012, mostly due to an increase of $14 million in the provision (credit) for losses on lending-related commitments. There was a credit of $2 million in the provision (credit) for losses on lending-related commitments in the fourth quarter of 2013 compared to a credit of $16 million for the fourth quarter of 2012.

Other Segments

Other Segments consist of Corporate Treasury, Community Development, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $84 million for the fourth quarter of 2013, compared to net income attributable to Key of $53 million for the same period last year. These results were primarily attributable to an increase in net gains (losses) from principal investing of $18 million, and an increase in net interest income of $17 million.

*****

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $92.9 billion at December 31, 2013.

Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 12 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news

Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Matt Gardner
216.689.8334
Matt_Gardner@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, and profitability. Forward-looking statements can be identified by words such as “expect,” “believe,” and “anticipate,” and other similar references to future periods. Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Key’s actual results to differ materially from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2012, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013, and September 30, 2013, each of which has been filed with the Securities and Exchange Commission and is available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). These factors may include, among others: economic, political or other shocks to financial markets in the United States and abroad; current reform initiatives in the U.S., including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, subjecting us to a variety of new and more stringent legal and regulatory requirements and increased scrutiny from our regulators; adverse behaviors in securities, public debt, and capital markets, including changes in market liquidity and volatility; and our ability to timely and effectively implement our strategic initiatives. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Key does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, January 23, 2014. An audio replay of the call will be available through January 30, 2014.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

KeyCorp

Fourth Quarter 2013

Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
18	Consolidated Balance Sheets
19	Consolidated Statements of Income
20	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
22	Noninterest Expense
22	Personnel Expense
23	Loan Composition
23	Loans Held for Sale Composition
23	Summary of Changes in Loans Held for Sale
24	Exit Loan Portfolio From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
25	Summary of Loan and Lease Loss Experience From Continuing Operations
26	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
27	Summary of Changes in Nonperforming Loans From Continuing Operations
27	Summary of Changes in Nonperforming Loans Held for Sale From Continuing Operations
27	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
28	Line of Business Results

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	12-31-13	9-30-13	12-31-12
Summary of operations
Net interest income (TE)	$589	$584	$607
Noninterest income	453	459	439

Total revenue (TE)	1,042	1,043	1,046
Provision (credit) for loan and lease losses	19	28	57
Noninterest expense	712	716	734
Income (loss) from continuing operations attributable to Key	235	235	196
Income (loss) from discontinued operations, net of taxes (a)	(5)	37	7
Net income (loss) attributable to Key	230	272	203
Income (loss) from continuing operations attributable to Key common shareholders	$229	$229	$190
Income (loss) from discontinued operations, net of taxes (a)	(5)	37	7
Net income (loss) attributable to Key common shareholders	224	266	197
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.25	$.21
Income (loss) from discontinued operations, net of taxes (a)	(.01)	.04	.01
Net income (loss) attributable to Key common shareholders (b)	.25	.29	.21
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.26	.25	.20
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	(.01)	.04	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.25	.29	.21
Cash dividends paid	.055	.055	.05
Book value at period end	11.25	11.05	10.78
Tangible book value at period end	10.11	9.92	9.67
Market price at period end	13.42	11.40	8.42
Performance ratios
From continuing operations:
Return on average total assets	1.08%	1.12%	.96%
Return on average common equity	9.10	9.13	7.58
Return on average tangible common equity (c)	10.13	10.18	8.45
Net interest margin (TE)	3.01	3.11	3.37
Cash efficiency ratio (c)	67.4	67.5	69.0
From consolidated operations:
Return on average total assets	1.00%	1.22%	.93%
Return on average common equity	8.90	10.61	7.86
Return on average tangible common equity (c)	9.91	11.82	8.77
Net interest margin (TE)	2.91	3.06	3.29
Loan to deposit (d)	83.8	83.8	85.8
Capital ratios at period end
Key shareholders’ equity to assets	11.09%	11.25%	11.51%
Key common shareholders’ equity to assets	10.78	10.94	11.18
Tangible common equity to tangible assets (c)	9.80	9.93	10.15
Tier 1 common equity (c), (e)	11.23	11.17	11.36
Tier 1 risk-based capital (e)	11.97	11.92	12.15
Total risk-based capital (e)	14.34	14.37	15.13
Leverage (e)	11.09	11.33	11.41
Asset quality — from continuing operations
Net loan charge-offs	$37	$37	$58
Net loan charge-offs to average loans	.27%	.28%	.44%
Allowance for loan and lease losses	$848	$868	$888
Allowance for credit losses	885	908	917
Allowance for loan and lease losses to period-end loans	1.56%	1.62%	1.68%
Allowance for credit losses to period-end loans	1.63	1.69	1.74
Allowance for loan and lease losses to nonperforming loans	166.9	160.4	131.8
Allowance for credit losses to nonperforming loans	174.2	167.8	136.1
Nonperforming loans at period end (f)	$508	$541	$674
Nonperforming assets at period end	531	579	735
Nonperforming loans to period-end portfolio loans	.93%	1.01%	1.28%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.97	1.08	1.39
Trust and brokerage assets
Assets under management	$36,905	$36,110	$34,744
Nonmanaged and brokerage assets	47,418	38,525	35,550
Other data
Average full-time equivalent employees	14,197	14,555	15,589
Branches	1,028	1,044	1,088
Taxable-equivalent adjustment	$6	$6	$6

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Twelve months ended
	12-31-13	12-31-12
Summary of operations
Net interest income (TE)	$2,348	$2,288
Noninterest income	1,766	1,856

Total revenue (TE)	4,114	4,144
Provision (credit) for loan and lease losses	130	229
Noninterest expense	2,820	2,818
Income (loss) from continuing operations attributable to Key	870	835
Income (loss) from discontinued operations, net of taxes (a)	40	23
Net income (loss) attributable to Key	910	858
Income (loss) from continuing operations attributable to Key common shareholders	$847	$813
Income (loss) from discontinued operations, net of taxes (a)	40	23
Net income (loss) attributable to Key common shareholders	887	836
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.93	$.87
Income (loss) from discontinued operations, net of taxes (a)	.04	.02
Net income (loss) attributable to Key common shareholders (b)	.98	.89
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.93	.86
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	.04	.02
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.97	.89
Cash dividends paid	.215	.18
Performance ratios
From continuing operations:
Return on average total assets	1.03%	1.03%
Return on average common equity	8.48	8.25
Return on average tangible common equity (c)	9.45	9.16
Net interest margin (TE)	3.12	3.21
Cash efficiency ratio (c)	67.5	67.4
From consolidated operations:
Return on average total assets	1.02%	.99%
Return on average common equity	8.88	8.48
Return on average tangible common equity (c)	9.90	9.42
Net interest margin (TE)	3.02	3.13
Asset quality — from continuing operations
Net loan charge-offs	$168	$345
Net loan charge-offs to average total loans	.32%	.69%
Other data
Average full-time equivalent employees	14,783	15,589
Taxable-equivalent adjustment	$23	$24

(a)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key decided to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(b)	Earnings per share may not foot due to rounding.
(c)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Tier 1 common equity,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts) divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	12-31-13 ratio is estimated.
(f)	December 31, 2013, September 30, 2013, and December 31, 2012 amounts exclude $16 million, $18 million, and $23 million, respectively, of purchased credit impaired loans acquired in July 2012.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Tier 1 common equity,” “pre-provision net revenue,” “cash efficiency ratio,” and “adjusted cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. Since the commencement of the Comprehensive Capital Analysis and Review process in early 2009, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 risk-based capital known as Tier 1 common equity, a non-GAAP financial measure. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 risk-based capital less preferred stock, qualifying capital securities and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 risk-based capital, this focus on Tier 1 common equity is consistent with existing capital adequacy categories.

Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations; this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio and the adjusted cash efficiency ratio are ratios of two non-GAAP performance measures. As such, there are no directly comparable GAAP performance measures. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. The adjusted cash efficiency ratio further removes the impact of the efficiency initiative charges. Management believes these ratios provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, these ratios are used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	12-31-13	9-30-13	12-31-12
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$10,303	$10,206	$10,271
Less: Intangible assets (a)	1,014	1,017	1,027
Preferred Stock, Series A (b)	282	282	291

Tangible common equity (non-GAAP)	$9,007	$8,907	$8,953

Total assets (GAAP)	$92,934	$90,708	$89,236
Less: Intangible assets (a)	1,014	1,017	1,027

Tangible assets (non-GAAP)	$91,920	$89,691	$88,209

Tangible common equity to tangible assets ratio (non-GAAP)	9.80%	9.93%	10.15%
Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$10,303	$10,206	$10,271
Qualifying capital securities	339	340	339
Less: Goodwill	979	979	979
Accumulated other comprehensive income (loss) (c)	(394)	(409)	(172)
Other assets (d)	91	96	114

Total Tier 1 capital (regulatory)	9,966	9,880	9,689
Less: Qualifying capital securities	339	340	339
Preferred Stock, Series A (b)	282	282	291

Total Tier 1 common equity (non-GAAP)	$9,345	$9,258	$9,059

Net risk-weighted assets (regulatory) (d), (e)	$83,251	$82,913	$79,734
Tier 1 common equity ratio (non-GAAP) (e)	11.23%	11.17%	11.36%
Pre-provision net revenue
Net interest income (GAAP)	$583	$578	$601
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income (GAAP)	453	459	439
Less: Noninterest expense (GAAP)	712	716	734

Pre-provision net revenue from continuing operations (non-GAAP)	$330	$327	$312

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Three months ended
	12-31-13	9-30-13	12-31-12
Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,272	$10,237	$10,261
Less: Intangible assets (average) (f)	1,016	1,019	1,030
Preferred Stock, Series A (average)	291	291	291

Average tangible common equity (non-GAAP)	$8,965	$8,927	$8,940

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$229	$229	$190
Average tangible common equity (non-GAAP)	8,965	8,927	8,940
Return on average tangible common equity from continuing operations (non-GAAP)	10.13%	10.18%	8.45%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$224	$266	$197
Average tangible common equity (non-GAAP)	8,965	8,927	8,940
Return on average tangible common equity consolidated (non-GAAP)	9.91%	11.82%	8.77%
Cash efficiency ratio
Noninterest expense (GAAP)	$712	$716	$734
Less: Intangible asset amortization on credit cards (GAAP)	7	8	8
Other intangible asset amortization (GAAP)	3	4	4

Adjusted noninterest expense (non-GAAP)	$702	$704	$722

Net interest income (GAAP)	$583	$578	$601
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income (GAAP)	453	459	439

Total taxable-equivalent revenue (non-GAAP)	$1,042	$1,043	$1,046

Cash efficiency ratio (non-GAAP)	67.4%	67.5%	69.0%
Adjusted cash efficiency ratio net of efficiency initiative charges
Adjusted noninterest expense (non-GAAP)	$702	$704	$722
Less: Efficiency initiative and pension settlement charges (non-GAAP)	24	41	16

Net adjusted noninterest expense (non-GAAP)	$678	$663	$706

Total taxable-equivalent revenue (non-GAAP)	$1,042	$1,043	$1,046
Adjusted cash efficiency ratio net of efficiency initiative charges (non-GAAP)	65.1%	63.6%	67.5%

	Three months ended
	12-31-13	9-30-13
Tier 1 common equity under the Regulatory Capital Rules (estimates)
Tier 1 common equity under current regulatory rules	$9,345	$9,258
Adjustments from current regulatory rules to the Regulatory Capital Rules:
Deferred tax assets and other (g)	(130)	(140)

Tier 1 common equity anticipated under the Regulatory Capital Rules (h)	$9,215	$9,118

Net risk-weighted assets under current regulatory rules	$83,251	$82,913
Adjustments from current regulatory rules to the Regulatory Capital Rules:
Loan commitments less than one year	891	496
Past due loans	206	244
Mortgage servicing assets (i)	576	576
Deferred tax assets (i)	240	240
Other	1,490	1,451

Total risk-weighted assets anticipated under the Regulatory Capital Rules	$86,654	$85,920

Tier 1 common equity ratio under the Regulatory Capital Rules (h)	10.63%	10.61%

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Twelve months ended
	12-31-13	12-31-12
Pre-provision net revenue
Net interest income (GAAP)	$2,325	$2,264
Plus: Taxable-equivalent adjustment	23	24
Noninterest income (GAAP)	1,766	1,856
Less: Noninterest expense (GAAP)	2,820	2,818

Pre-provision net revenue from continuing operations (non-GAAP)	$1,294	$1,326

Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,276	$10,144
Less: Intangible assets (average) (j)	1,021	978
Preferred Stock, Series A (average)	291	291

Average tangible common equity (non-GAAP)	$8,964	$8,875

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$847	$813
Average tangible common equity (non-GAAP)	8,964	8,875
Return on average tangible common equity from continuing operations (non-GAAP)	9.45%	9.16%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$887	$836
Average tangible common equity (non-GAAP)	8,964	8,875
Return on average tangible common equity consolidated (non-GAAP)	9.90%	9.42%
Cash efficiency ratio
Noninterest expense (GAAP)	$2,820	$2,818
Less: Intangible asset amortization on credit cards (GAAP)	30	14
Other intangible asset amortization (GAAP)	14	9

Adjusted noninterest expense (non-GAAP)	$2,776	$2,795

Net interest income (GAAP)	$2,325	$2,264
Plus: Taxable-equivalent adjustment	23	24
Noninterest income (GAAP)	1,766	1,856

Total taxable-equivalent revenue (non-GAAP)	$4,114	$4,144

Cash efficiency ratio (non-GAAP)	67.5%	67.4%
Adjusted cash efficiency ratio net of efficiency initiative charges
Adjusted noninterest expense (non-GAAP)	$2,776	$2,795
Less: Efficiency initiative and pension settlement charges (non-GAAP)	117	25

Net adjusted noninterest expense (non-GAAP)	$2,659	$2,770

Total taxable-equivalent revenue (non-GAAP)	$4,114	$4,144
Adjusted cash efficiency ratio net of efficiency initiative charges (non-GAAP)	64.6%	66.8%

(a)	Three months ended December 31, 2013, September 30, 2013, and December 31, 2012 exclude $92 million, $99 million, and $123 million, respectively, of period end purchased credit card receivable intangible assets.
(b)	Net of capital surplus for the three months ended December 31, 2013 and September 30, 2013.
(c)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.
(d)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at December 31, 2013, September 30, 2013, and December 31, 2012.
(e)	12-31-13 amount is estimated.
(f)	Three months ended December 31, 2013, September 30, 2013, and December 31, 2012 exclude $96 million, $103 million, and $126 million, respectively, of average ending purchased credit card receivable intangible assets.
(g)	Includes the deferred tax asset subject to future taxable income for realization, primarily tax credit carryforwards, as well as the deductible potion of purchased credit card receivables.
(h)	The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”
(i)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
(j)	Twelve months ended December 31, 2013 and December 31, 2012 exclude $107 million and $55 million, respectively, of average ending purchased credit card receivable intangible assets.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Consolidated Balance Sheets

(dollars in millions)

	12-31-13	9-30-13	12-31-12
Assets
Loans	$54,457	$53,597	$52,822
Loans held for sale	611	699	599
Securities available for sale	12,346	12,606	12,094
Held-to-maturity securities	4,756	4,835	3,931
Trading account assets	738	806	605
Short-term investments	5,590	3,535	3,940
Other investments	969	1,007	1,064

Total earning assets	79,467	77,085	75,055
Allowance for loan and lease losses	(848)	(868)	(888)
Cash and due from banks	617	748	584
Premises and equipment	885	890	965
Operating lease assets	305	293	288
Goodwill	979	979	979
Other intangible assets	127	137	171
Corporate-owned life insurance	3,408	3,384	3,333
Derivative assets	407	475	693
Accrued income and other assets	3,015	2,747	2,774
Discontinued assets	4,572	4,838	5,282

Total assets	$92,934	$90,708	$89,236

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$33,952	$33,132	$32,380
Savings deposits	2,472	2,489	2,433
Certificates of deposit ($100,000 or more)	2,631	2,698	2,879
Other time deposits	3,648	3,833	4,575

Total interest-bearing deposits	42,703	42,152	42,267
Noninterest-bearing deposits	26,001	25,778	23,319
Deposits in foreign office — interest-bearing	558	605	407

Total deposits	69,262	68,535	65,993
Federal funds purchased and securities sold under repurchase agreements	1,534	1,455	1,609
Bank notes and other short-term borrowings	343	466	287
Derivative liabilities	414	450	584
Accrued expense and other liabilities	1,557	1,375	1,387
Long-term debt	7,650	6,154	6,847
Discontinued liabilities	1,854	2,037	2,220

Total liabilities	82,614	80,472	78,927
Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	4,022	4,029	4,126
Retained earnings	7,606	7,431	6,913
Treasury stock, at cost	(2,281)	(2,193)	(1,952)
Accumulated other comprehensive income (loss)	(352)	(369)	(124)

Key shareholders’ equity	10,303	10,206	10,271
Noncontrolling interests	17	30	38

Total equity	10,320	10,236	10,309

Total liabilities and equity	$92,934	$90,708	$89,236

Common shares outstanding (000)	890,724	897,821	925,769

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Twelve months ended
	12-31-13	9-30-13	12-31-12	12-31-13	12-31-12
Interest income
Loans	$532	$532	$563	$2,151	$2,155
Loans held for sale	6	5	5	20	20
Securities available for sale	75	76	85	311	399
Held-to-maturity securities	22	22	19	82	69
Trading account assets	6	5	3	21	18
Short-term investments	2	1	2	6	6
Other investments	6	6	11	29	38

Total interest income	649	647	688	2,620	2,705
Interest expense
Deposits	34	37	49	158	257
Federal funds purchased and securities sold under repurchase agreements	—	1	1	2	4
Bank notes and other short-term borrowings	3	2	2	8	7
Long-term debt	29	29	35	127	173

Total interest expense	66	69	87	295	441

Net interest income	583	578	601	2,325	2,264
Provision (credit) for loan and lease losses	19	28	57	130	229

Net interest income (expense) after provision for loan and lease losses	564	550	544	2,195	2,035
Noninterest income
Trust and investment services income	98	100	95	393	375
Investment banking and debt placement fees	84	86	110	333	327
Service charges on deposit accounts	68	73	75	281	287
Operating lease income and other leasing gains	23	43	19	108	195
Corporate services income	40	44	41	172	168
Cards and payments income	40	43	38	162	135
Corporate-owned life insurance income	33	26	36	120	122
Consumer mortgage income	3	3	11	19	40
Mortgage servicing fees	22	15	7	58	24
Net gains (losses) from principal investing	20	17	2	52	72
Other income (a)	22	9	5	68	111

Total noninterest income	453	459	439	1,766	1,856
Noninterest expense
Personnel	398	414	422	1,609	1,570
Net occupancy	73	66	69	275	260
Computer processing	40	38	38	156	164
Business services and professional fees	42	37	54	151	190
Equipment	26	25	27	104	107
Operating lease expense	10	14	12	47	57
Marketing	18	16	20	51	68
FDIC assessment	7	7	8	30	31
Intangible asset amortization on credit cards	7	8	8	30	14
Other intangible asset amortization	3	4	4	14	9
Provision (credit) for losses on lending-related commitments	(3)	3	(14)	8	(16)
OREO expense, net	2	1	1	7	15
Other expense	89	83	85	338	349

Total noninterest expense	712	716	734	2,820	2,818

Income (loss) from continuing operations before income taxes	305	293	249	1,141	1,073
Income taxes	70	59	53	271	231

Income (loss) from continuing operations	235	234	196	870	842
Income (loss) from discontinued operations, net of taxes	(5)	37	7	40	23

Net income (loss)	230	271	203	910	865
Less: Net income (loss) attributable to noncontrolling interests	—	(1)	—	—	7

Net income (loss) attributable to Key	$230	$272	$203	$910	$858

Income (loss) from continuing operations attributable to Key common shareholders	$229	$229	$190	$847	$813
Net income (loss) attributable to Key common shareholders	224	266	197	887	836
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.25	$.21	$.93	$.87
Income (loss) from discontinued operations, net of taxes	(.01)	.04	.01	.04	.02
Net income (loss) attributable to Key common shareholders (b)	.25	.29	.21	.98	.89
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.25	$.20	$.93	$.86
Income (loss) from discontinued operations, net of taxes	(.01)	.04	.01	.04	.02
Net income (loss) attributable to Key common shareholders (b)	.25	.29	.21	.97	.89
Cash dividends declared per common share	$.055	$.055	$.05	$.215	$.18
Weighted-average common shares outstanding (000)	890,516	901,904	925,725	906,524	938,941
Weighted-average common shares and potential common shares outstanding (000) (c)	897,712	928,854	930,382	912,571	943,259

(a)	For the three months ended December 31, 2013, September 30, 2013, and December 31, 2012, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Fourth Quarter 2013			Third Quarter 2013			Fourth Quarter 2012
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural (d)	$24,218	$212	3.47%	$23,864	$213	3.54%	$22,436	$213	3.77%
Real estate — commercial mortgage	7,678	78	4.01	7,575	77	4.06	7,555	82	4.35
Real estate — construction	1,075	11	4.21	1,073	12	4.24	1,070	14	4.94
Commercial lease financing	4,513	41	3.62	4,633	36	3.14	4,869	49	4.01

Total commercial loans	37,484	342	3.62	37,145	338	3.61	35,930	358	3.96
Real estate — residential mortgage	2,199	24	4.43	2,193	25	4.43	2,164	26	4.70
Home equity:
Key Community Bank	10,310	102	3.92	10,247	101	3.92	9,807	98	3.99
Other	343	7	7.72	364	7	7.72	411	9	8.23

Total home equity loans	10,653	109	4.04	10,611	108	4.05	10,218	107	4.16
Consumer other — Key Community Bank	1,446	26	7.18	1,435	26	7.24	1,339	32	9.63
Credit cards	701	20	11.17	700	21	11.77	714	23	13.15
Consumer other:
Marine	1,056	17	6.24	1,120	17	6.26	1,403	22	6.16
Other	69	1	8.03	67	2	8.72	91	1	8.25

Total consumer other	1,125	18	6.35	1,187	19	6.40	1,494	23	6.29

Total consumer loans	16,124	197	4.88	16,126	199	4.93	15,929	211	5.30

Total loans	53,608	539	3.98	53,271	537	4.00	51,859	569	4.37
Loans held for sale	688	6	3.65	456	5	4.06	618	5	3.47
Securities available for sale (b), (e)	12,464	74	2.40	12,926	77	2.37	11,980	84	2.95
Held-to-maturity securities (b)	4,775	22	1.85	4,796	22	1.84	4,036	19	1.94
Trading account assets	819	6	2.90	747	5	2.52	606	3	1.91
Short-term investments	4,455	2	.18	1,615	1	.20	2,090	2	.27
Other investments (e)	983	6	2.47	1,022	6	2.67	1,088	12	4.05

Total earning assets	77,792	655	3.37	74,833	653	3.49	72,277	694	3.85
Allowance for loan and lease losses	(859)			(873)			(898)
Accrued income and other assets	9,467			9,549			9,878
Discontinued assets	4,777			5,061			5,350

Total assets	$91,177			$88,570			$86,607

Liabilities
NOW and money market deposit accounts	$33,834	12	.15	$32,736	13	.15	$31,058	14	.18
Savings deposits	2,483	—	.03	2,520	—	.04	2,408	—	.06
Certificates of deposit ($100,000 or more) (f)	2,649	11	1.57	2,785	12	1.67	2,992	16	2.15
Other time deposits	3,736	11	1.16	3,957	12	1.24	4,714	18	1.52
Deposits in foreign office	615	—	.21	621	—	.20	874	1	.21

Total interest-bearing deposits	43,317	34	.32	42,619	37	.35	42,046	49	.47
Federal funds purchased and securities sold under repurchase agreements	1,618	—	.15	1,837	1	.08	1,702	1	.16
Bank notes and other short-term borrowings	438	3	1.96	383	2	1.98	306	2	1.97
Long-term debt (f), (g)	4,174	29	2.94	3,504	29	3.41	3,301	35	4.84

Total interest-bearing liabilities	49,547	66	.53	48,343	69	.56	47,355	87	.73

Noninterest-bearing deposits	25,077			23,364			21,889
Accrued expense and other liabilities	1,548			1,626			1,747
Discontinued liabilities (g)	4,717			4,968			5,321

Total liabilities	80,889			78,301			76,312
Equity
Key shareholders’ equity	10,272			10,237			10,261
Noncontrolling interests	16			32			34

Total equity	10,288			10,269			10,295

Total liabilities and equity	$91,177			$88,570			$86,607

Interest rate spread (TE)			2.84%			2.93%			3.12%

Net interest income (TE) and net interest margin (TE)		589	3.01%		584	3.11%		607	3.37%

TE adjustment (b)		6			6			6

Net interest income, GAAP basis		$583			$578			$601

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balance for the three months ended December 31, 2013, September 30, 2013, and December 31, 2012 includes $97 million, $96 million, and $90 million, respectively, of assets from commercial credit cards.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Twelve months ended December 31, 2013			Twelve months ended December 31, 2012
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural (d)	$23,723	$855	3.60%	$21,141	$810	3.83%
Real estate — commercial mortgage	7,591	312	4.11	7,656	339	4.43
Real estate — construction	1,058	45	4.25	1,171	56	4.74
Commercial lease financing	4,683	172	3.67	5,142	187	3.64

Total commercial loans	37,055	1,384	3.73	35,110	1,392	3.96
Real estate — residential mortgage	2,185	98	4.49	2,049	100	4.86
Home equity:
Key Community Bank	10,086	397	3.93	9,520	384	4.03
Other	377	29	7.70	473	37	7.81

Total home equity loans	10,463	426	4.07	9,993	421	4.21
Consumer other — Key Community Bank	1,404	103	7.33	1,269	121	9.53
Credit cards	701	83	11.86	288	40	13.99
Consumer other:
Marine	1,172	74	6.26	1,551	97	6.26
Other	74	6	8.32	102	8	8.14

Total consumer other	1,246	80	6.38	1,653	105	6.38

Total consumer loans	15,999	790	4.94	15,252	787	5.16

Total loans	53,054	2,174	4.10	50,362	2,179	4.33
Loans held for sale	532	20	3.72	579	20	3.45
Securities available for sale (b), (e)	12,689	311	2.49	13,422	399	3.08
Held-to-maturity securities (b)	4,387	82	1.87	3,511	69	1.97
Trading account assets	756	21	2.78	718	18	2.48
Short-term investments	2,948	6	.20	2,116	6	.27
Other investments (e)	1,028	29	2.84	1,141	38	3.27

Total earning assets	75,394	2,643	3.51	71,849	2,729	3.82
Allowance for loan and lease losses	(879)			(919)
Accrued income and other assets	9,662			9,912
Discontinued assets	5,036			5,573

Total assets	$89,213			$86,415

Liabilities
NOW and money market deposit accounts	$32,846	53	.16	$29,673	56	.19
Savings deposits	2,505	1	.04	2,218	1	.05
Certificates of deposit ($100,000 or more) (f)	2,829	50	1.76	3,574	94	2.64
Other time deposits	4,084	53	1.30	5,386	104	1.92
Deposits in foreign office	567	1	.23	767	2	.23

Total interest-bearing deposits	42,831	158	.37	41,618	257	.62
Federal funds purchased and securities sold under repurchase agreements	1,802	2	.13	1,814	4	.19
Bank notes and other short-term borrowings	394	8	1.89	413	7	1.69
Long-term debt (f), (g)	4,184	127	3.28	4,673	173	4.10

Total interest-bearing liabilities	49,211	295	.60	48,518	441	.92

Noninterest-bearing deposits	23,046			20,217
Accrued expense and other liabilities	1,656			1,958
Discontinued liabilities (g)	4,995			5,555

Total liabilities	78,908			76,248
Equity
Key shareholders’ equity	10,276			10,144
Noncontrolling interests	29			23

Total equity	10,305			10,167

Total liabilities and equity	$89,213			$86,415

Interest rate spread (TE)			2.91%			2.90%

Net interest income (TE) and net interest margin (TE)		2,348	3.12%		2,288	3.21%

TE adjustment (b)		23			24

Net interest income, GAAP basis		$2,325			$2,264

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balance for the twelve months ended December 31, 2013 and December 31, 2012 includes $95 million and $36 million, respectively, of assets from commercial credit cards.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Noninterest Expense

(dollars in millions)

	Three months ended			Twelve months ended
	12-31-13	9-30-13	12-31-12	12-31-13	12-31-12
Personnel (a)	$398	$414	$422	$1,609	$1,570
Net occupancy	73	66	69	275	260
Computer processing	40	38	38	156	164
Business services and professional fees	42	37	54	151	190
Equipment	26	25	27	104	107
Operating lease expense	10	14	12	47	57
Marketing	18	16	20	51	68
FDIC assessment	7	7	8	30	31
Intangible asset amortization on credit cards	7	8	8	30	14
Other intangible asset amortization	3	4	4	14	9
Provision (credit) for losses on lending-related commitments	(3)	3	(14)	8	(16)
OREO expense, net	2	1	1	7	15
Other expense	89	83	85	338	349

Total noninterest expense	$712	$716	$734	$2,820	$2,818

Average full-time equivalent employees (b)	14,197	14,555	15,589	14,783	15,589

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended			Twelve months ended
	12-31-13	9-30-13	12-31-12	12-31-13	12-31-12
Salaries	$226	$222	$228	$897	$902
Technology contract labor, net	16	19	24	72	69
Incentive compensation	87	81	81	318	290
Employee benefits	56	78	65	249	237
Stock-based compensation	8	8	13	35	49
Severance	5	6	11	38	23

Total personnel expense	$398	$414	$422	$1,609	$1,570

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Loan Composition

(dollars in millions)

				Percent change 12-31-13 vs.
	12-31-13	9-30-13	12-31-12	9-30-13	12-31-12
Commercial, financial and agricultural (a)	$24,963	$24,317	$23,242	2.7%	7.4%
Commercial real estate:
Commercial mortgage	7,720	7,544	7,720	2.3	—
Construction	1,093	1,058	1,003	3.3	9.0

Total commercial real estate loans	8,813	8,602	8,723	2.5	1.0
Commercial lease financing	4,551	4,550	4,915	—	(7.4)

Total commercial loans	38,327	37,469	36,880	2.3	3.9
Residential — prime loans:
Real estate — residential mortgage	2,187	2,198	2,174	(.5)	.6
Home equity:
Key Community Bank	10,340	10,285	9,816	.5	5.3
Other	334	353	423	(5.4)	(21.0)

Total home equity loans	10,674	10,638	10,239	.3	4.2

Total residential — prime loans	12,861	12,836	12,413	.2	3.6
Consumer other — Key Community Bank	1,449	1,440	1,349	.6	7.4
Credit cards	722	698	729	3.4	(1.0)
Consumer other:
Marine	1,028	1,083	1,358	(5.1)	(24.3)
Other	70	71	93	(1.4)	(24.7)

Total consumer other	1,098	1,154	1,451	(4.9)	(24.3)

Total consumer loans	16,130	16,128	15,942	—	1.2

Total loans (b), (c)	$54,457	$53,597	$52,822	1.6%	3.1%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 12-31-13 vs.
	12-31-13	9-30-13	12-31-12	9-30-13	12-31-12
Commercial, financial and agricultural	$278	$68	$29	308.8%	858.6%
Real estate — commercial mortgage	307	608	477	(49.5)	(35.6)
Commercial lease financing	9	—	8	N/M	12.5
Real estate — residential mortgage	17	23	85	(26.1)	(80.0)

Total loans held for sale	$611	$699	$599	(12.6)%	2.0%

Summary of Changes in Loans Held for Sale

(dollars in millions)

	4Q13	3Q13	2Q13	1Q13	4Q12
Balance at beginning of period	$699	$402	$434	$599	$628
New originations	1,669	1,467	1,241	1,075	1,686
Transfers from held to maturity, net	1	15	17	19	38
Loan sales	(1,750)	(1,181)	(1,292)	(1,257)	(1,747)
Loan draws (payments), net	(8)	(4)	—	—	(4)
Transfers to OREO / valuation adjustments	—	—	2	(2)	(2)

Balance at end of period	$611	$699	$402	$434	$599

(a)	December 31, 2013, September 30, 2013, and December 31, 2012 loan balances include $94 million, $96 million, and $90 million, respectively, of commercial credit card balances.
(b)	Excluded at December 31, 2013, September 30, 2013, and December 31, 2012 are loans in the amount of $4.5 billion, $4.7 billion, and $5.2 billion, respectively, related to the discontinued operations of the education lending business.
(c)	December 31, 2013 loan balance includes purchased loans of $166 million of which $16 million were purchased credit impaired. September 30, 2013 loan balance includes purchased loans of $176 million of which $18 million were purchased credit impaired. December 31, 2012 loan balance includes purchased loans of $217 million of which $23 million were purchased credit impaired.

N/M = Not Meaningful

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Exit Loan Portfolio From Continuing Operations

(dollars in millions)

	Balance		Change	Net Loan		Balance on
	Outstanding		12-31-13 vs.	Charge-offs		Nonperforming Status
	12-31-13	9-30-13	9-30-13	4Q13 (c)	3Q13 (c)	12-31-13	9-30-13
Residential properties — homebuilder	$20	$26	$(6)	—	—	$7	$8
Marine and RV floor plan	24	25	(1)	—	—	6	6
Commercial lease financing (a)	782	796	(14)	$(2)	$(2)	—	1

Total commercial loans	826	847	(21)	(2)	(2)	13	15
Home equity — Other	334	353	(19)	3	2	16	14
Marine	1,028	1,083	(55)	5	1	26	25
RV and other consumer	70	71	(1)	1	—	1	2

Total consumer loans	1,432	1,507	(75)	9	3	43	41

Total exit loans in loan portfolio	$2,258	$2,354	$(96)	$7	$1	$56	$56

Discontinued operations — education lending business (not included in exit loans above) (b)	$4,497	$4,738	$(241)	$9	$9	$25	$23

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction and industrial leases; (2) Canadian lease financing portfolios; and (3) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.
(b)	Includes loans in Key’s consolidated education loan securitization trusts.
(c)	Credit amounts indicate recoveries exceeded charge-offs.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	4Q13	3Q13	2Q13	1Q13	4Q12
Net loan charge-offs	$37	$37	$45	$49	$58
Net loan charge-offs to average total loans	.27%	.28%	.34%	.38%	.44%
Allowance for loan and lease losses	$848	$868	$876	$893	$888
Allowance for credit losses (a)	885	908	913	925	917
Allowance for loan and lease losses to period-end loans	1.56%	1.62%	1.65%	1.70%	1.68%
Allowance for credit losses to period-end loans	1.63	1.69	1.72	1.76	1.74
Allowance for loan and lease losses to nonperforming loans	166.9	160.4	134.4	137.4	131.8
Allowance for credit losses to nonperforming loans	174.2	167.8	140.0	142.3	136.1
Nonperforming loans at period end (b)	$508	$541	$652	$650	$674
Nonperforming assets at period end	531	579	693	705	735
Nonperforming loans to period-end portfolio loans	.93%	1.01%	1.23%	1.24%	1.28%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.97	1.08	1.30	1.34	1.39

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.
(b)	December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012 amounts exclude $16 million, $18 million, $19 million, $22 million, and $23 million, respectively, of purchased credit impaired loans acquired in July 2012.

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended			Twelve months ended
	12-31-13	9-30-13	12-31-12	12-31-13	12-31-12
Average loans outstanding	$53,608	$53,271	$51,859	$53,054	$50,362

Allowance for loan and lease losses at beginning of period	$868	$876	$888	$888	$1,004
Loans charged off:
Commercial, financial and agricultural	18	15	15	62	80
Real estate — commercial mortgage	2	2	33	20	102
Real estate — construction	1	—	5	3	24

Total commercial real estate loans	3	2	38	23	126
Commercial lease financing	2	17	7	27	27

Total commercial loans	23	34	60	112	233
Real estate — residential mortgage (a)	7	3	8	20	27
Home equity:
Key Community Bank (a)	12	14	(14)	62	99
Other (a)	4	4	12	20	35

Total home equity loans	16	18	(2)	82	134
Consumer other — Key Community Bank	7	8	9	31	38
Credit cards	5	9	9	30	11
Consumer other:
Marine (a)	7	5	18	29	59
Other (a)	1	1	2	4	6

Total consumer other	8	6	20	33	65

Total consumer loans	43	44	44	196	275

Total loans charged off	66	78	104	308	508
Recoveries:
Commercial, financial and agricultural	9	11	23	39	63
Real estate — commercial mortgage	7	10	5	27	23
Real estate — construction	—	6	2	14	5

Total commercial real estate loans	7	16	7	41	28
Commercial lease financing	5	2	4	15	22

Total commercial loans	21	29	34	95	113
Real estate — residential mortgage	1	1	1	2	3
Home equity:
Key Community Bank	2	2	4	10	11
Other	1	2	1	6	5

Total home equity loans	3	4	5	16	16
Consumer other — Key Community Bank	2	1	1	7	6
Credit cards	—	1	—	3	—
Consumer other:
Marine	2	4	4	15	22
Other	—	1	1	2	3

Total consumer other	2	5	5	17	25

Total consumer loans	8	12	12	45	50

Total recoveries	29	41	46	140	163

Net loan charge-offs	(37)	(37)	(58)	(168)	(345)
Provision (credit) for loan and lease losses	19	28	57	130	229
Foreign currency translation adjustment	(2)	1	1	(2)	—

Allowance for loan and lease losses at end of period	$848	$868	$888	$848	$888

Liability for credit losses on lending-related commitments at beginning of period	$40	$37	$43	$29	$45
Provision (credit) for losses on lending-related commitments	(3)	3	(14)	8	(16)

Liability for credit losses on lending-related commitments at end of period (b)	$37	$40	$29	$37	$29

Total allowance for credit losses at end of period	$885	$908	$917	$885	$917

Net loan charge-offs to average total loans	.27%	.28%	.44%	.32%	.69%
Allowance for loan and lease losses to period-end loans	1.56	1.62	1.68	1.56	1.68
Allowance for credit losses to period-end loans	1.63	1.69	1.74	1.63	1.74
Allowance for loan and lease losses to nonperforming loans	166.9	160.4	131.8	166.9	131.8
Allowance for credit losses to nonperforming loans	174.2	167.8	136.1	174.2	136.1
Discontinued operations — education lending business:
Loans charged off	$13	$14	$19	$55	$75
Recoveries	4	5	4	18	17

Net loan charge-offs	$(9)	$(9)	$(15)	$(37)	$(58)

(a)	Further review of the loans subject to updated regulatory guidance in the third quarter of 2012 was performing during the fourth quarter of 2012. This review resulted in a partial home equity loan charge-off reversal and reallocation of the updated charge-off amounts to other consumer loan portfolios. Home equity — Key Community Bank charge-offs were $18 million prior to adjustments made from this review. Prior to reallocation, Real estate — residential mortgage, Home equity — Other, Consumer other — Marine, and Consumer other — Other charge-offs were $3 million, $6 million, $11 million, and $1 million, respectively.
(b)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	12-31-13	9-30-13	6-30-13	3-31-13	12-31-12
Commercial, financial and agricultural	$77	$102	$146	$142	$99
Real estate — commercial mortgage	37	58	106	114	120
Real estate — construction	14	17	26	27	56

Total commercial real estate loans	51	75	132	141	176
Commercial lease financing	19	22	14	12	16

Total commercial loans	147	199	292	295	291
Real estate — residential mortgage	107	98	94	96	103
Home equity:
Key Community Bank	205	198	205	199	210
Other	15	13	16	18	21

Total home equity loans	220	211	221	217	231
Consumer other — Key Community Bank	3	2	3	3	2
Credit cards	4	4	11	13	11
Consumer other:
Marine	26	25	30	25	34
Other	1	2	1	1	2

Total consumer other	27	27	31	26	36

Total consumer loans	361	342	360	355	383

Total nonperforming loans (a)	508	541	652	650	674
Nonperforming loans held for sale	1	13	14	23	25
OREO	15	15	18	21	22
Other nonperforming assets	7	10	9	11	14

Total nonperforming assets	$531	$579	$693	$705	$735

Accruing loans past due 90 days or more	$71	$90	$80	$83	$78
Accruing loans past due 30 through 89 days	318	288	251	368	424
Restructured loans — accruing and nonaccruing (b)	338	349	311	294	320
Restructured loans included in nonperforming loans (b)	214	228	195	178	249
Nonperforming assets from discontinued operations — education lending business	25	23	19	15	20
Nonperforming loans to period-end portfolio loans	.93%	1.01%	1.23%	1.24%	1.28%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.97	1.08	1.30	1.34	1.39

(a)	December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012 amounts exclude $16 million, $18 million, $19 million, $22 million, and $23 million, respectively, of purchased credit impaired loans acquired in July 2012.
(b)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	4Q13	3Q13	2Q13	1Q13	4Q12
Balance at beginning of period	$541	$652	$650	$674	$653
Loans placed on nonaccrual status	129	161	160	278	288
Charge-offs	(66)	(78)	(74)	(91)	(104)
Loans sold	(19)	(61)	(5)	(42)	(44)
Payments	(46)	(43)	(36)	(83)	(78)
Transfers to OREO	(5)	(2)	(7)	(7)	(7)
Transfers to nonperforming loans held for sale	—	—	—	—	(8)
Transfers to other nonperforming assets	—	—	—	—	(1)
Loans returned to accrual status	(26)	(88)	(36)	(79)	(25)

Balance at end of period (a)	$508	$541	$652	$650	$674

(a)	December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012 amounts exclude $16 million, $18 million, $19 million, $22 million, and $23 million, respectively, of purchased credit impaired loans acquired in July 2012.

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations

(in millions)

	4Q13	3Q13	2Q13	1Q13	4Q12
Balance at beginning of period	$13	$14	$23	$25	$19
Transfers in	—	—	—	—	8
Net advances / (payments)	(1)	(1)	(1)	—	(1)
Loans sold	(11)	—	(8)	—	(1)
Valuation adjustments	—	—	—	(2)	—

Balance at end of period	$1	$13	$14	$23	$25

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	4Q13	3Q13	2Q13	1Q13	4Q12
Balance at beginning of period	$15	$18	$21	$22	$29
Properties acquired — nonperforming loans	5	2	7	7	7
Valuation adjustments	(1)	(1)	(2)	(3)	(2)
Properties sold	(5)	(4)	(8)	(5)	(12)

Balance at end of period	$14	$15	$18	$21	$22

KeyCorp Reports Fourth Quarter 2013 Profit

January 23, 2014

Line of Business Results

(dollars in millions)

						Percent change 4Q13 vs.
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12
Key Community Bank
Summary of operations
Total revenue (TE)	$534	$551	$556	$549	$580	(3.1)%	(7.9)%
Provision (credit) for loan and lease losses	33	24	41	59	26	37.5	26.9
Noninterest expense	456	441	456	439	502	3.4	(9.2)
Net income (loss) attributable to Key	28	54	37	32	33	(48.1)	(15.2)
Average loans and leases	29,596	29,495	29,161	28,977	28,629	.3	3.4
Average deposits	50,409	49,652	49,473	49,349	49,839	1.5	1.1
Net loan charge-offs	31	27	42	47	12	14.8	158.3
Net loan charge-offs to average total loans	.42%	.36%	.58%	.66%	.17%	N/A	N/A
Nonperforming assets at period end	$396	$383	$476	$481	$444	3.4	(10.8)
Return on average allocated equity	3.97%	7.49%	5.16%	4.53%	4.56%	N/A	N/A
Average full-time equivalent employees	7,805	7,990	8,316	8,709	8,869	(2.3)	(12.0)
Key Corporate Bank
Summary of operations
Total revenue (TE)	$407	$377	$375	$379	$402	8.0%	1.2%
Provision (credit) for loan and lease losses	(13)	13	(10)	4	11	N/M	N/M
Noninterest expense	225	217	202	210	207	3.7	8.7
Net income (loss) attributable to Key	127	96	116	105	115	32.3	10.4
Average loans and leases	21,013	20,586	20,133	20,044	19,481	2.1	7.9
Average loans held for sale	668	422	466	409	538	58.3	24.2
Average deposits	17,372	16,125	15,606	13,968	13,681	7.7	27.0
Net loan charge-offs	1	7	(6)	(1)	21	(85.7)	(95.2)
Net loan charge-offs to average total loans	.02%	.13%	(.12)%	(.02)%	.43%	N/A	N/A
Nonperforming assets at period end	$59	$119	$136	$136	$174	(50.4)	(66.1)
Return on average allocated equity	31.35%	23.32%	28.58%	26.37%	28.02%	N/A	N/A
Average full-time equivalent employees	1,968	2,018	1,955	1,930	1,920	(2.5)	2.5

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful